FOR IMMEDIATE RELEASE

Contacts:
Indus International	Cameron Associates
Gary Frazier, Corporate Communications	Al Palombo, Investor Relations
770-989-4188, gary.frazier@indus.com	212-554-5488, al@cameronassoc.com
Indus International Reports Fiscal First Quarter 2007 Results
Reiterates Guidance on Annual EPS
ATLANTA, August 1, 2006 — Indus International Inc. (NASDAQ: IINT ), a leading Service Delivery Management (SDM) solution provider, today announced its results of operations for the first quarter ended June 30, 2006.
GAAP net loss for the quarter was $1.7 million, or $0.03 per fully diluted share, compared to net income of $1.6 million, or $0.03 per fully diluted share, in the same quarter last year and $2.1 million, or $0.03 per fully diluted share, in the prior quarter. Non-GAAP adjusted net loss, which excludes restructuring expenses and benefits and certain stock compensation expense, was $1.2 million, or $0.02 per fully diluted share, for the first quarter of fiscal 2007 compared to adjusted net income of $1.7 million, or $0.03 per fully diluted share, in the same quarter last year and adjusted net income of $1.9 million, or $0.03 per fully diluted share, in the prior quarter. A reconciliation of adjusted net income (loss) is included as a supplemental attachment to this press release.
First Quarter Financial Results and Other Achievements for the Quarter:
•	Total revenue for the first quarter of fiscal 2007 was $27.8 million, compared to $33.6 million in the same quarter last year and $31.9 million in the prior quarter.

•	Revenue from software license fees totaled $2.6 million, compared to $6.6 million in the same period a year ago and $5.1 million in the prior quarter.

•	Cash, cash equivalents and restricted cash decreased $4.1 million to $38.8 million at June 30, 2006, from $42.9 million at March 31, 2006.

•	The Company secured new customers in the quarter including EDS, Eastern Municipal Water District and Defensie Telematica Organisatie (“DTO”), the internal IT organization supporting the Dutch Army.
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Indus Announces Fiscal First Quarter 2007 Results, page 2
•	The Company continued to expand solutions with existing customers, including GE Plastics, BC Hydro, Charlotte County, New York City Department of Education and Portland General Electric.
Executive Commentary
“While we are disappointed in the timing of software license sales to certain large organizations, we continue to see positive momentum with our Service Delivery Management strategy in both the utility and non-utility markets,” said Indus President and CEO Greg Dukat. “We continue to believe our comprehensive offering supporting the management of customers, assets and field service in an integrated manner brings strategic value to our customers and prospects and represents a sound strategy for Indus.”
Business Outlook
Indus previously provided diluted earnings per share guidance for fiscal year 2007. The fiscal year 2007 GAAP diluted earnings per share includes the impact of adopting SFAS 123(R) and certain restructuring benefits and expenses. As described below, the non-GAAP adjusted diluted earning per share excludes restructuring expenses and benefits and certain stock compensation expense. A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release. For the fiscal year ending on March 31, 2007, the company currently projects GAAP net income to fall within a range of $0.12 to $0.18 per fully diluted share, and non-GAAP adjusted net income to fall within a range of $0.17 and $0.23 per fully diluted share. These projections assume the company will not be subject to income taxes and that there are no significant changes to the current general economic environment and the capital spending environments within our markets over the course of the year.
Adoption of New Accounting Pronouncement:
Indus adopted Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”), Share-Based Payment, in the first quarter of fiscal year 2007, using the modified prospective transition method, which does not require restatement of prior periods presented. The adoption of SFAS 123(R) increased our GAAP diluted loss per share for the first quarter of fiscal year 2007 by $0.01. The Company estimates the accounting required by SFAS 123(R) will reduce fiscal year 2007 GAAP diluted earnings per share by approximately $0.05. This estimate is
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Indus Announces Fiscal First Quarter 2007 Results, page 3
dependent upon a number of variables such as the number of options awarded, cancelled or exercised and fluctuations in the Company’s share price during the year.
GAAP Versus Non-GAAP Presentation
The information presented in this press release includes financial measures using accounting principles generally accepted in the U.S. (“GAAP”) and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring and settlement benefits and expenses incurred under restructuring plans over the last few years by the Company to bring its operating expenses more in line with its operations, as well as stock compensation expenses incurred during the period related to our adoption of SFAS 123(R). We have presented such non-GAAP financial measures because our management believes that they provide meaningful information regarding those aspects of the Company’s current operating performance that it can manage. Consequently, management uses these measures in our internal reporting, planning and compensation systems and to view trends and changes in operating performance excluding the effects of certain items that do not correlate to operating expenses of the Company’s continuing operations. As a result, our public disclosure of these measures enables investors to evaluate our operating performance in a manner consistent with that used by management. We also believe that these measures are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties to compare the performance of companies in our industry. These non-GAAP measures should not be used as a substitute for measures calculated in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies. This release should be read in conjunction with our Form 8-K earnings release filing for this quarter ended June 30, 2006. A full reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
Investor Call
As previously announced, Indus will conduct an investor conference call to discuss the Company’s results and other matters related to the Company at 11:00 a.m. EST today. Investors may access the conference call over the Internet via the Company’s Website (investor.indus.com), or via telephone by dialing 877-412-8086 (International callers dial 973-582-2842). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.
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Indus Announces Fiscal First Quarter 2007 Results, page 4
For those who cannot listen to the live broadcast, a replay will be available through August 15, 2006, by dialing 877-519-4471 (international callers dial 973-341-3080) and entering conference ID # 7638963; or by going to the Company’s Website (Investor.Indus.com).
Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers, but the complete call is open to all interested parties on a listen-only basis. Furthermore, individual investors may submit questions at any time prior to and during the call by sending an email to investorqa@indus.com.
About Indus International
Indus is a leading Service Delivery Management (SDM) solution provider, helping clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, high tech, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, estimates of GAAP earnings per share and non-GAAP adjusted earnings per share for the fiscal year ending March 31, 2007, as well as statements regarding the Company’s Service Delivery Management strategy. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, our ability to close licensing transactions for which we have been selected or we are negotiating arrangements, our ability to achieve growth in our asset management, customer management and service suite offerings, market acceptance and the success of our new products and enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our restructurings, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its fiscal 2006 Annual Report on Form 10-K filed with the SEC, for a further discussion of these and other risks.
Indus is a registered trademark of Indus International Inc. Other company and product names may be trademarks of the respective companies with which they are associated.
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Indus Announces Fiscal First Quarter 2007 Results, page 5
INDUS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2006	March 31, 2006
ASSETS

Current assets:

Cash and cash equivalents	$33,200	$37,165
Restricted cash	2,670	2,793
Billed accounts receivable, net	17,245	14,020
Unbilled accounts receivable	5,840	6,257
Other current assets	3,813	3,683

Total current assets	62,768	63,918

Property and equipment, net	26,075	26,990
Capitalized software, net	3,447	3,760
Goodwill	7,442	7,442
Acquired intangible assets, net	8,708	9,066
Restricted cash, noncurrent	2,976	2,976
Other assets	707	681

Total assets	$112,123	$114,833

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Notes payable	$767	$767
Accounts payable	4,570	3,836
Accrued liabilities	13,384	14,050
Deferred revenue	28,829	30,234

Total current liabilities	47,550	48,887

Income taxes payable	2,683	2,553
Mortgage and other liabilities	12,392	13,312

Stockholders’ equity:

Common stock	59	59
Additional paid-in capital	163,671	163,218
Treasury stock, at cost	—	—
Deferred compensation	—	(480)
Accumulated deficit	(114,870)	(113,142)
Accumulated other comprehensive income	638	426

Total stockholders’ equity	49,498	50,081

Total liabilities and stockholders’ equity	$112,123	$114,833

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Indus Announces Fiscal First Quarter 2007 Results, page 6
INDUS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share data)

	Three Months Ended
	June 30,
	2006	2005
Revenue:
Software license fees	$2,646	$6,603
Services:
Support, outsourcing and hosting	14,787	14,285
Consulting, training and other	10,336	12,733

Total revenue	27,769	33,621

Cost of revenue:
Software license fees	444	680
Services:
Support, outsourcing and hosting	3,514	3,452
Consulting, training and other	8,707	9,291

Total cost of revenue	12,665	13,423

Gross margin	15,104	20,198

Operating expenses:
Research and development	6,557	7,836
Sales and marketing	6,863	6,942
General and administrative	3,716	3,804
Restructuring expenses	16	43

Total operating expenses	17,152	18,625

Operating (loss) income	(2,048)	1,573

Other income, net	278	56

Pre-tax (loss) income	(1,770)	1,629

(Benefit) provision for income taxes	(42)	16

Net (loss) income	$(1,728)	$1,613

Net Loss) income per share:

Basic	$(0.03)	$0.03

Diluted	$(0.03)	$0.03

Shares used in computing per share data:

Basic	58,600	57,624
Diluted	58,600	58,816
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Indus Announces Fiscal First Quarter 2007 Results, page 7
INDUS INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share data)

		Three Months Ended
		June 30,
	2006			2006
	GAAP	Adjustments		Non-GAAP
Revenue:
Software license fees	$2,646	—		$2,646
Services:
Support, outsourcing and hosting	14,787	—		14,787
Consulting, training and other	10,336	—		10,336

Total revenue	27,769	—		27,769

Cost of revenue:
Software license fees	444	—		444
Services:
Support, outsourcing and hosting	3,514	(26	) (a)	3,488
Consulting, training and other	8,707	(63	) (a)	8,644

Total cost of revenue	12,665	(89)		12,576

Gross margin	15,104	89		15,193

Operating expenses:
Research and development	6,557	(103	) (a)	6,454
Sales and marketing	6,863	(151	) (a)	6,712
General and administrative	3,716	(188	) (a)	3,528
Restructuring expenses	16	(16	) (b)	—

Total operating expenses	17,152	(458)		16,694

Operating (loss) income	(2,048)	547		(1,501)

Other income, net	278	—		278

Pre-tax (loss) income	(1,770)	547		(1,223)

(Benefit) provision for income taxes	(42)	—		(42)

Net (loss) income	$(1,728)	$547		$(1,181)

Net Loss) income per share:

Basic	$(0.03)	$0.01		$(0.02)

Diluted	$(0.03)	$0.01		$(0.02)

Shares used in computing per share data:

Basic	58,600	58,600		58,600
Diluted	58,600	58,600		58,600
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Indus Announces Fiscal First Quarter 2007 Results, page 8
INDUS INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share data)

		Three Months Ended
		June 30,
	2005			2005
	GAAP	Adjustments		Non-GAAP
Revenue:
Software license fees	$6,603	—		$6,603
Services:
Support, outsourcing and hosting	14,285	—		14,285
Consulting, training and other	12,733	—		12,733

Total revenue	33,621	—		33,621

Cost of revenue:
Software license fees	680	—		680
Services:
Support, outsourcing and hosting	3,452	—		3,452
Consulting, training and other	9,291	—		9,291

Total cost of revenue	13,423	—		13,423

Gross margin	20,198	—		20,198

Operating expenses:
Research and development	7,836	—		7,836
Sales and marketing	6,942	—		6,942
General and administrative	3,804	—		3,804
Restructuring expenses	43	(43	) (b)	—

Total operating expenses	18,625	(43)		18,582

Operating (loss) income	1,573	43		1,616

Other income, net	56	—		56

Pre-tax (loss) income	1,629	43		1,672

(Benefit) provision for income taxes	16	—		16

Net (loss) income	$1,613	$43		$1,656

Net (loss) income per share:

Basic	$0.03	$0.00		$0.03

Diluted	$0.03	$0.00		$0.03

Shares used in computing per share data:

Basic	57,624	57,624		57,624
Diluted	58,816	58,816		58,816
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Indus Announces Fiscal First Quarter 2007 Results, page 9
INDUS INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(a)	The Company adopted SFAS 123(R) on April 1, 2006, using the modified prospective transition method. SFAS 123(R) requires us to recognize compensation costs for all share-based payments. Previously we did not record compensation expense for share-based payments, except for performance-based options and restricted stock awards which were accounted for in accordance with APB Opinion #25. The adjustments in the three month period ended June 30, 2006, to cost of services, research and development, sales and marketing and general and administrative expense represent stock compensation expense recorded during the period for time vested stock option grants and the employee stock purchase plan pursuant to SFAS 123(R). These adjustments do not include compensation expense recorded for restricted stock and performance-based options, which accounted for $70,000 in the first quarter of fiscal year 2007. The first quarter of fiscal 2006 did not include any expense for restricted stock or performance based options. Stock compensation expense increased by $0.5 million as a result of our adoption of SFAS 123(R).

Actual stock option expense recorded for the first quarter of fiscal 2007 as well as proforma expense for the first quarter of fiscal 2006, as if the Company had previously adopted the new statement on April 1, 2005 is presented below.

	Three Months Ended
	June 30,
	2006	2005
Stock option and employee stock purchase plan expense	531,000	868,000
Restricted stock and performance based option expense	70,000	—

Total stock option expense	601,000	868,000

Diluted EPS impact	$0.01	$0.01

(b)	Adjustments eliminate expense for previous restructuring initiatives related to excess lease costs for our vacated office space. We have presented such non-GAAP disclosures because we believe they allow management to view trends and changes in operating performance excluding the effects of certain items, they are helpful for a period-to-period comparison of our results and they are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.
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